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                                                                     Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  JULY 28, 1998

                                      AMONG

                              SYGNET WIRELESS, INC.

                                       AND

                          FRONT NINE OPERATING COMPANY







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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of July 28, 1998 between Sygnet Wireless, Inc., an Ohio corporation (the "Company"), and Front Nine Operating Company, an Ohio corporation ("Purchaser").

                  WHEREAS, the respective Boards of Directors of the Company and Purchaser have approved, and deem it advisable and in the best interests of their respective stockholders that Purchaser merge with and into the Company, pursuant to and subject to the terms and conditions set forth herein; and

                  WHEREAS, as a condition and inducement to Purchaser entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Purchaser is entering into a stockholder voting agreement with certain holders of securities of the Company pursuant to which, among other things, such holders have agreed to vote all shares of capital stock of the Company owned by such holders in favor of this Agreement, the Merger provided for herein, the transactions contemplated by this Agreement and certain other matters (the "Voting Agreement");

                  NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein and in the aforesaid Voting Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

                  SECTION 1.1.  THE MERGER.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement (including approval of the Federal Communications Commission (the "FCC")), at the Effective Time (as defined below), Purchaser shall be merged (the "Merger") with and into the Company in accordance with Chapter 1701 of the Ohio Revised Code (the "Ohio Law") whereupon the separate existence of Purchaser shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                  (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the tenth business day after satisfaction of the conditions set forth in Sections 7.1(a), (b), (c), (f), and (g), at the offices of Bryan Cave LLP, 700 13th Street, N.W., Washington, D.C., unless another time, date or place is agreed to in writing by the parties hereto.

                  (c) Upon the Closing, the Company and Purchaser will file a certificate of merger with the Secretary of State of the State of Ohio and make all other filings or recordings required by Ohio Law in connection with the Merger. The Merger shall become effective at such


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time as the certificate of merger is duly filed with the Secretary of State of the State of Ohio or at such later time as is specified in the certificate of merger (the "Effective Time").

                  (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Purchaser, all as provided under Ohio Law.

                  SECTION 1.2. CONVERSION OF SHARES. At the Effective Time:

                  (a) all shares of capital stock of the Company held by the Company as treasury stock or owned by Purchaser or any subsidiary of Purchaser immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (b) each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

                  (c) except as otherwise provided in Section 1.2(a) or as provided in Section 1.4 with respect to Shares (as defined below) as to which appraisal rights have been exercised, each share of (i) Class A Common Stock, par value $0.01 per share, of the Company ("Class A Shares") issued and outstanding immediately prior to the Effective Time and (ii) Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Shares" and, together with the Class A Shares, the "Shares") issued and outstanding immediately prior to the Effective Time, shall in each case be converted into the right to receive the Merger Consideration (as defined below) in cash, without interest. The Merger Consideration shall mean the quotient of (i) the sum of (x) $337,500,000 plus (y) the sum of the aggregate exercise prices of Company Options (as defined below) outstanding immediately prior to the Effective Time, divided by (ii) the sum of (x) the number of Shares issued and outstanding immediately prior to the Effective Time plus (y) the number of Shares issuable upon exercise of all options to acquire Shares outstanding immediately prior to the Effective Time (collectively, the "Company Options" and individually a "Company Option"); and

                  (d) all shares of the Company's preferred stock which are authorized and unissued shall cease to exist.

                  SECTION 1.3. SURRENDER AND PAYMENT.

                  (a) Prior to the Effective Time, Purchaser shall appoint an agent satisfactory to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration and for the purpose of making payments to holders of Company Options in accordance with
Section 1.5. At the Effective Time, Purchaser shall deposit with the Exchange Agent, the Merger Consideration to be paid in respect of the Shares and the amount to be paid in respect of the Company Options held by holders electing to receive cash in accordance with Section 1.5. For purposes of determining the Merger Consideration to be deposited, Purchaser shall assume that no holder of Shares will perfect his right to appraisal of


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his Shares. Prior to the Effective Time, Purchaser will send, or will cause the
Exchange Agent to send, to each holder of record of Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

                  (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive, and shall be paid by the Exchange Agent promptly, the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

                  (c) The Merger Consideration shall be paid to each holder of Shares free and clear of any withholding under Section 1445 of the Code; provided that Purchaser receives (x) a certification from such holder of non-foreign status as described in Treasury Regulation Section 1.1445-2(b) or
(y) other documentation reasonably satisfactory to Purchaser establishing an exemption from such withholding, in either such case at or prior to the Closing Date.

                  (d) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (e) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

                  (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Purchaser, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Purchaser for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Purchaser shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law,


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become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

                  (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

                  SECTION 1.4. DISSENTING SHARES. Notwithstanding Section 1.2, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Ohio Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Purchaser prompt notice of any demands received by the Company for appraisal of Shares, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 1.5. STOCK OPTIONS. At the Effective Time, each holder of an outstanding Company Option, including without limitation any employee stock option to purchase Shares granted under the Company's 1996 Stock Option Plan, as amended (the "Employee Plan"), and the Company's 1996 Stock Option Plan for Non-Employee Directors, as amended (the "Director Plan") (collectively, the Employee Plan and the Director Plan are referred to herein as the "Company Option Plans"), will be given the opportunity to receive cash for such Company Option. Each holder of a Company Option who so requests prior to the Effective Time, whether or not such Company Option is then vested or exercisable, will be entitled to receive, and shall be paid by the Exchange Agent promptly after the Effective Time for each Company Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time. Prior to the Effective Time, the Company shall send to each holder of a Company Option a letter seeking the consent of such holder to receive cash for such option. To consent to receive cash for a Company Option as described in this Section 1.5, any such holder must deposit with the Exchange Agent a letter of consent and assignment and the original option agreements relating to the options for which such consent is given, and such holder shall be entitled to receive payment for such options after the Effective Time. Such consent shall be irrevocable unless this Agreement is terminated before the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. If this Agreement is terminated before the Effective Time, the option agreements shall be returned to each such holder.

                  SECTION 1.6. ARTICLES OF INCORPORATION. The articles of incorporation of Purchaser in effect at the Effective Time shall be the Articles of Incorporation of the Surviving


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Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "Sygnet Wireless, Inc."

                  SECTION 1.7. CODE OF REGULATIONS. The code of regulations of Purchaser in effect at the Effective Time shall be the code of regulations of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 1.8. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Purchaser at the Effective Time shall be the directors and officers of the Surviving Corporation.

                  SECTION 1.9.  ESCROW DEPOSIT.

                  (a) The Company and Purchaser shall appoint PNC Bank, National Association (the "Escrow Agent") for the purpose of holding Purchaser's earnest money deposit hereunder.

                  (b) Purchaser shall cause to be delivered to the Escrow Agent $25,000,000 (the "Deposit") in immediately available funds as Purchaser's earnest money deposit within three (3) business days after the execution of this Agreement, to be held and applied pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be entered into by the Company, Purchaser and the Escrow Agent. If the Closing occurs, then the Deposit and all earnings on the Deposit shall be paid to the Exchange Agent at Closing pursuant to the Escrow Agreement as a portion of the total Merger Consideration. If the Company terminates this Agreement in accordance with the provisions of Section 8.1(d), unless at the time of such termination the Company is in material breach of this Agreement or the requisite vote of the stockholders of the Company under the Ohio Law for the approval of this Agreement, the Merger and the transactions contemplated by this Agreement shall not have been obtained at the meeting (or any adjournment thereof) called for such purpose, the Company shall be entitled to and shall be paid the Deposit as liquidated damages (the "Liquidated Damages Amount"), which Liquidated Damages Amount the parties agree is a fair and reasonable measure of the damages that the Company would sustain as a result of such termination. Notwithstanding anything else set forth in this Agreement, the Company's sole and exclusive recourse for Purchaser's breach of its representations or obligations under this Agreement shall be to receive the Liquidated Damages Amount on the terms and conditions set forth in this Section
1.9. In any other case if the Closing does not occur, then, pursuant to the Escrow Agreement, the Deposit and all earnings thereon shall be paid to Purchaser. All payments by the Escrow Agent shall be made in accordance with the procedures and other provisions set forth in the Escrow Agreement.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to Purchaser that, except as otherwise disclosed in the Schedules to this Agreement or in any Company Filings (as defined herein):



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                  SECTION 2.1. CORPORATE EXISTENCE AND POWER. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Purchaser true and complete copies of the Company's Articles of Incorporation and Code of Regulations as currently in effect. For purposes of this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the assets, liabilities, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiary, Sygnet Communications, Inc., an Ohio corporation ("SCI"), taken as a whole, or on the ability of the Company to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect that is material in relation to the assets, liabilities, business, operations, condition (financial or otherwise), or results of operations of such Person (and its subsidiaries, if any) taken as a whole or on the ability of such Person to perform its obligations hereunder. Notwithstanding anything to the contrary herein, a Company Material Adverse Effect shall not include events, changes or effects (i) caused by general economic conditions or (ii) affecting the cellular telephone industry generally.

                  SECTION 2.2. SUBSIDIARIES. SCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all corporate powers required to carry on its business as now conducted. The Company has heretofore delivered to Purchaser true and complete copies of SCI's Articles of Incorporation and Code of Regulations as currently in effect. The authorized capital stock of SCI consists of 750 shares of Common Stock, $.01 par value per share, of which 200 shares are issued and outstanding, all of which are held beneficially and of record by the Company. Except as set forth in SCHEDULE 2.2, the shares of capital stock of SCI owned by the Company are validly issued, fully paid and non-assessable (subject to statutory obligations of holders, if any), and are owned free and clear of all options, pledges, restrictions on transfer (other than pursuant to federal and state securities laws), taxes, warrants, contracts, purchase rights, commitments, equities, claims, demands, obligations, security interests, liens, mortgages, charges, rights of third parties, community property rights and other encumbrances (collectively, "Encumbrances"). Except as set forth in this Section 2.2, there are outstanding (i) no other shares or capital stock or other voting securities of SCI, (ii) no securities of SCI convertible into or exchangeable for shares of capital stock or voting securities of SCI, (iii) no options or other rights to acquire from SCI, and no obligation of SCI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SCI, and (iv) no obligations of SCI to repurchase, redeem, or otherwise acquire shares of its capital stock or other equity securities. The Company (i) does not have any direct or indirect Subsidiaries (as defined below) other than SCI, and (ii) except as set forth in
SCHEDULE 2.2, has not made any advances to or investments in, and does not own any securities of or equity or other interests in, any Person other than SCI. SCI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its


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properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

                  SECTION 2.3. CORPORATE RECORDS. The corporate minute books, transfer books and stock ledgers of the Company and SCI are complete and accurate in all material respects.

                  SECTION 2.4. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the Voting Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers, subject to the conditions set forth in this Agreement. The Board of Directors of the Company has approved this Agreement and the Voting Agreement, has determined that the transactions contemplated by this Agreement and the Voting Agreement are in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor of the Merger. The affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of the Class A Common Stock and Class B Common Stock, voting together as a single class, is the only vote of any class or series of capital stock of the Company necessary to amend the Company's Code of Regulations to effect the Opt-Out Amendment (as defined in Section 4.8 below). The affirmative vote of two-thirds of the votes entitled to be cast by the holders of outstanding shares of the Class A Common Stock and Class B Common Stock, voting together as a single class, is the only vote of any class or series of capital stock of the Company necessary to approve the Merger and other transactions contemplated under this Agreement (other than to effect the Opt-Out Amendment). Except as set forth in this Section 2.4, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Voting Agreement and the transactions contemplated hereby. This Agreement and the Voting Agreement have been duly executed and delivered by the Company and, subject to approval of the Merger by the Company's stockholders, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors rights and by the availability of equitable remedies.

                  SECTION 2.5. GOVERNMENTAL AUTHORIZATION.

                  (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any federal, state or local governmental body,


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agency, commission, department, board, official, administration, or authority or any judicial body thereof ("Governmental Authority") other than (a) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (b) compliance with the Communications Act of 1934, as amended (the "Communications Act") and applicable rules, regulations, practices and policies of the Federal Communications Commission
(the "FCC"); (c) compliance with any applicable laws, rules, regulations, practices and orders of any state public utility commissions ("PUCs") or similar state regulatory bodies; (d) compliance with any applicable federal securities laws, state securities or Blue Sky laws or state takeover laws; and (e) such actions by or filings with Governmental Authorities, the failure of which to obtain or make would not reasonably be expected to: (1) have, individually or in the aggregate, a Company Material Adverse Effect; (2) impair the ability of the Company to perform its obligations under this Agreement; or (3) prevent the consummation of the transactions contemplated by this Agreement.

                  (b) The Company or SCI holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by the FCC, or any state or local public service commission or PUC asserting jurisdiction over the Company's or SCI's business or operations (each a "State Authority"), that are required for the conduct of their businesses as now being conducted, and the Company or SCI holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any other Governmental Authority that are required for the conduct of their businesses as now being conducted, except for those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect (all of the Company's and SCI's licenses, permits, certificates, franchises, ordinances, registrations, rights, applications and authorizations may sometimes hereinafter be referred to collectively as the "Company Licenses"). The Company Licenses are valid, in full force and effect, and the terms of said Company Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of the Company or SCI as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. There are no proceedings pending or, to the knowledge of the Company, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Authority relating to the business or operations of the Company or SCI or the Company Licenses, and there are no facts or conditions that reasonably could constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any Company Licenses, that would reasonably be expected to: (1) have, individually or in the aggregate, a Company Material Adverse Effect; (2) impair the ability of the Company to perform its obligations under this Agreement; or (3) prevent the consummation of the transactions contemplated by this Agreement. Each of the Company and SCI is operating its business in all material respects in accordance with the Company Licenses and the applicable requirements of the Communications Act.

                  (c) SCHEDULE 2.5(C) contains a true and complete list of (i) each application of the Company and SCI pending before the FCC, and each FCC permit and FCC license in which the Company or SCI has an interest; and (ii) all licenses, certificates, consents, permits, approvals, and authorizations pending before or issued by any State Authority (the "Company


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

State Certificates"). The Company has provided the Purchaser with a copy of each of the Company Licenses and Company State Certificates listed in SCHEDULE 2.5(C). For all of the Company Licenses that are cellular licenses in which the five-year fill-in period expired prior to the date of this Agreement, the Company or SCI (as appropriate) timely filed appropriate applications or notifications with the FCC such that none of the original authorized area became "unserved area" as defined in 47 C.F.R. Part 22, except where all such unserved areas have subsequently been added to the Company's Cellular Geographic Service Area pursuant to Phase 2 applications and Form 489 notifications or as identified in SCHEDULE 2.5(C). SCHEDULE 2.5(C) identifies all of the Company Licenses that are cellular licenses for which the five-year fill-in period has not yet expired as of the date of this Agreement.

                  Except where a lack of compliance individually or in the aggregate would not have or would not reasonably be expected to have a Company Material Adverse Effect, (i) all reports required by the Communications Act or required to be filed with the FCC by the Company or SCI have been filed and are accurate and complete and (ii) all reports required to be filed by the Company or SCI with all other Governmental Authorities have been filed and are accurate and complete.

                  SECTION 2.6. NON-CONTRAVENTION. Except as set forth in
SCHEDULE 2.6, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) assuming approval of the Merger by the Company's stockholders, contravene or conflict with the Articles of Incorporation or Code of Regulations of the Company or SCI; or (b) except for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) assuming compliance with the matters referred to in Section 2.5, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, SCI or any of their respective properties or assets; (ii) assuming compliance with the matters referred to in Section 2.5 and assuming satisfaction or waiver of all of the conditions of the Indenture dated as of September 26, 1996, between the Company and Fleet National Bank, as trustee (the "Indenture") to permit the consummation of the Merger, result in a violation or breach of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or SCI or to a loss of any benefit to which the Company or SCI is entitled under any provision of any Company Material Contract, any Company License or Company State Certificate; or
(iii) result in the creation or imposition of any Encumbrance on any asset of the Company or SCI.

                  SECTION 2.7. CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of
(i) 60,000,000 shares of Class A Common Stock, $.01 par value per share, each of which is entitled to one vote per share; (ii) 10,000,000 shares of Class B Common Stock, $.01 par value per share, each of which is entitled to ten votes per share; (iii) 5,000,000 shares of Nonvoting Preferred Stock, $.01 par value per share, of which 500,000 are designated as Series A Senior Cumulative Nonvoting Preferred Stock; and (d) 10,000,000 shares of Voting Preferred Stock, $.01 par value per share.


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As of the date of this Agreement, there are outstanding 4,730,091 shares of
Class A Common Stock; 4,440,539 shares of Class B Common Stock; no shares of Nonvoting or Voting Preferred Stock; and options to purchase an aggregate of 926,700 shares of Class A Common Stock. SCHEDULE 2.7(a) accurately sets forth the record and beneficial owners (as reflected on the Company's books) of the Company's outstanding shares of Class A Common Stock and Class B Common Stock and the number of shares owned by each such shareholder.

                  (b) Except as set forth in SCHEDULE 2.7(b), all of the Company Options were issued pursuant to the Company Option Plans. SCHEDULE 2.7(a) accurately sets forth the record and beneficial owners (as reflected in the Company's books) of the Company Options and the number of Company Options owned by each optionholder. The exercise prices of the Company Options as of the Company Balance Sheet Date are set forth in SCHEDULE 2.7(b).

                  (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of pre-emptive rights. Except as set forth in this
Section 2.7, there are outstanding (i) no other shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) except for the Company Options set forth on SCHEDULE 2.7 (a) and except as set forth in SCHEDULE 2.7(c), no other options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no obligations of the Company to repurchase, redeem or otherwise acquire shares of its capital stock or other equity securities.

                  SECTION 2.8. SEC FILINGS.

                  (a) The Company has timely filed all reports, forms, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has delivered or made available to Purchaser
(i) its annual report on Form 10-K for its fiscal year ended December 31,1997;
(ii) its quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1998 ("Company June 10-Q"); and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since June 30, 1998 (collectively the "Company Filings").

                  (b) As of their respective filing dates, the Company Filings
(i) complied as to form in all material respects with the requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 2.9.  FINANCIAL STATEMENTS.

                  (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company, including all related notes and schedules, included in the Company Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and SCI as of the dates thereof and their consolidated results of operations and cash flow for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the Company's balance sheet dated as of June 30, 1998, as set forth in the Company June 10-Q, and "Company Balance Sheet Date" means June 30, 1998.

                  (b) Except as and to the extent set forth on the Company Balance Sheet, the Company and SCI do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on the Company Balance Sheet, except for liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 2.10. ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 2.10, since the Company Balance Sheet Date, the Company and SCI have conducted their business in the ordinary course consistent with their past practices and there has not been:

                  (a) any event that has had a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other ownership interests in, the Company;

                  (c) any incurrence, assumption or guarantee by the Company or SCI of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business;

                  (d) any material transaction or commitment made, or any material contract or agreement entered into, by the Company or SCI relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any loss or relinquishment by the Company or SCI of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

                  (e) any material change in any method of accounting or accounting practice or policy or application thereof by the Company or SCI;

                  (f) any material increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or SCI to their directors, officers, employees or consultants, except increases occurring in the ordinary course of business; or

                  (g) any material increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of the Company or SCI, except increases occurring in the ordinary course of business.

                  SECTION 2.11. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or SCI or any of their respective properties before any court or arbitrator or any Governmental Authority that, would reasonably be expected to have a Company Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no judgments, decrees, injunctions or orders of any Governmental Authority outstanding against the Company or SCI that would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 2.12.  EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 2.12 contains a list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are hereinafter referred to individually as a "Plan" and collectively as the "Plans") pursuant to which the Company or SCI has any present or future obligations or liabilities with respect to its employees or former employees or their dependents or beneficiaries. There are no investigations by any Governmental Authority, termination proceedings, suits or proceedings, negotiations, demands or proposals (other than routine claims for benefits) that are pending or threatened that concern matters now covered, or that would be covered, by the foregoing types of Plans.

                  (b) The Company has delivered or made available to Purchaser, or will deliver or make available prior to the Closing, copies of the following documents, as they may have been amended to the date of this Agreement, embodying or relating to the Plans: (i) each of the Plans listed on SCHEDULE 2.12, including all amendments thereto, and any related trust agreements, group annuity contracts, insurance policies or other funding agreements; (ii) the most recent determination letter, if any, from the Internal Revenue Service with respect to the plans that are benefit pension plans as defined in Section 3(2)(A) of ERISA (hereinafter referred to as "Pension Plans"); (iii) current summary plan descriptions and prospectuses; (iv) the two most recently filed annual returns/reports on Form 5500 for each of the Plans; and (v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a plan that is a "group health plan" as defined in Code Section 5000(b)(1).

                  (c) Except as set forth in SCHEDULE 2.12: (i) the written terms of each of the Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with ERISA, the Code and all other applicable legal requirements, and each of the Plans has been administered in substantial compliance with, and has no direct or indirect material liability in connection with such regulatory requirements; (ii) each of the Plans has been administered in substantial compliance with its terms; (iii) each Plan that is a Pension Plan meets the requirements of Section 401(a), and, if applicable, Sections 409 and 4975(e), of the Code and has been so qualified since its inception date to the date of this Agreement, and each trust forming a part thereof is exempt from income tax pursuant to Section 501(a) of the Code; (iv) the Company has not engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) that could subject the Company to any tax or penalty under Section 4975 of the Code or Title I of ERISA; (v) as of the date of this Agreement, there are no actions, suits, arbitrations or claims pending (other than routine claims for benefits), legal, administrative or other proceedings or governmental investigations pending or, to the Company's knowledge, threatened, against (X) the Plans, the Plan fiduciaries or the Plan assets, or (Y) the Company or SCI with respect to claims related to such Plans, (vi) all contributions due and payable from the Company with respect to each of the Plans have been made and all expenses and liabilities relating to each of the Plans for all calendar
(plan) years through December 31, 1997 are reflected on the financial statements of the Company and of SCI; (vii) no Pension Plan that is a "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, nor any single-employer plan of any entity which is considered a predecessor of the Company or one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") is subject to Section 412 of the Code or Title IV of ERISA; (viii) no Plan currently maintained by the Company or an ERISA affiliate, and no other "employee benefit plan" under which the Company or an ERISA affiliate has any liability or other obligation, is or was a "multiple employer plan" (within the meaning of Section 413(c) of the Code and Section 4063 of ERISA) or a "multiemployer plan" (as defined in Section 3(37) of ERISA);
(ix) neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to a multiemployer plan; (x) neither the Company nor SCI has any current or projected obligations for retiree health, life or other welfare benefits under any Plan;
(xi) with respect to the qualified status of each Pension Plan under Section 401(a) of the Code, a favorable determination letter has been received, or an application for a favorable determination letter has been filed, is pending, and no indication of an adverse response has been received; and (xii) the Company and the Company's ERISA Affiliates have materially complied with all applicable notice requirements and have provided group health care continuation and conversion coverage under Section 4980B of the Code and/or any other applicable law.

                  (d) SCHEDULE 2.12 lists each employment, severance or other similar contract, arrangement or policy, each cafeteria, educational assistance, dependent care assistance, and fringe benefit plan or arrangement, and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post retirement insurance, compensation or benefits that (i) is not one of the Company's Plans and (ii) is entered into, maintained or contributed to, as the case may be, by the Company or SCI. Such contracts, plans and arrangements as are described above are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit

Arrangement. Neither the Company nor SCI has any obligations for post-retirement benefits under any Benefit Arrangement. There are no investigations by any Governmental Authority, termination proceedings, suits, negotiations, demands or proposals (other than routine claims for benefits) that are pending or threatened that concern matters now covered, or that would be covered, by the foregoing types of Benefit Arrangements. The Company has delivered or made available to Purchaser, or will deliver or make available prior to the Closing, copies of documents evidencing or describing the Benefit Arrangements, including documents of the type listed in Section 2.12(b). The Company, SCI and each of their respective executive officers have agreed to terminate such officer's employment agreement as of the Effective Time.

                  (e) Except as set forth in SCHEDULE 2.12, the Company is not a party to or subject to any collective bargaining agreement with any union or any employment contract or arrangement providing for annual future compensation of any officer, consultant, director or employee.

                  (f) Except as set forth in SCHEDULE 2.12, no Plan or Benefit Arrangement (including any Plan or Benefit Arrangement covering former employees of the Company) restricts the ability of either the Company or Purchaser to amend or terminate the Plan on or any time after the Closing.

                  (g) Except as set forth in SCHEDULE 2.12, there will be no acceleration of vesting, benefit accrual or benefit entitlement under either the Plans or the Benefit Arrangements as a result of the transactions contemplated by this Agreement, and there will be no incidence of severance payments or any other termination benefits for which Purchaser will be responsible as a result of the transaction contemplated hereby or otherwise.

                  (h) Except as set forth in SCHEDULE 2.12, the Company is not liable for any future payment to any current or former employee resulting from the long- or short-term disability of such person, whether such payments are to be made pursuant to the Company's disability plan, if any, or otherwise.

                  (i) Except as set forth in SCHEDULE 2.12, there is no contract, agreement or arrangement covering any employee that, individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (j) Neither the Company nor SCI has communicated to employees or other persons any additional Plan or Benefit Arrangement not set forth in
SCHEDULE 2.12 or any change in or termination of any existing Plan or Benefit Arrangement.

                  SECTION 2.13. TAXES.

                  (a) All tax returns, including estimated tax and informational returns ("Tax Returns"), of or relating to any Taxes heretofore required to be filed by the Company or SCI have been duly filed on a timely basis, other than any such Tax Returns, the failure of which to file would not reasonably be expected to, individually or in the aggregate, have a Company

Material Adverse Effect. All such Tax Returns were complete and accurate in all material respects and the Company and SCI have timely paid or made adequate provision (by establishing adequate reserves on its books and records) for the payment of all Taxes shown as due and payable on such Tax Returns. There are no grounds for the assertion or assessment of any additional Taxes against the Company, SCI or their assets with respect to such periods. All unpaid Taxes are properly accrued on the Company's or SCI's books. Set forth in SCHEDULE 2.13 are all Tax Returns for periods up to and including the date hereof (whether the period ends on such date) that have not been filed as of the date hereof. Except as set forth in SCHEDULE 2.13, there are no claims or assessments pending against the Company or SCI for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or SCI (other than, in each case, those for which adequate reserves have been established or which are being contested in good faith as reflected in records made available to Purchaser prior to the date of this Agreement or are immaterial in amount). Except as set forth in SCHEDULE 2.13, neither the Company nor SCI has made an election under Section 338 of the Code or has taken any action that would result in any Tax liability of the Company or SCI as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in SCHEDULE 2.13, neither the Company nor SCI has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth in SCHEDULE 2.13, there are no outstanding requests by the Company or SCI for any extension of time within which to file any material Tax Return or within which to pay any material amount of Taxes shown to be due on any Tax Return. Except as set forth in
SCHEDULE 2.13, no taxing authority is conducting or has notified or, to the knowledge of the Company, has threatened the Company or SCI that it intends to conduct, an audit of any prior Tax period of the Company or any of its past or present Subsidiaries. SCI has never been an "S" corporation under the Code. The Company terminated its "S" corporation status in 1996. The Company and SCI have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by applicable law to be withheld and have, where required, remitted such amounts within the applicable periods to the appropriate Governmental Authorities.

                  (b) Except as set forth in SCHEDULE 2.13, there are no investigations, audits or administrative proceedings, court proceedings or claims pending or, to the Company's knowledge, threatened against the Company or SCI with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or, to the knowledge of the Company, proposed with respect to any Tax Return of or with respect to the Company or SCI and there are no liens for Taxes upon the assets or properties of the Company or SCI, except for liens for Taxes not yet due and owing.

                  (c) Except as set forth in SCHEDULE 2.13, neither the Company nor SCI are a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement.

                  (d) Except as set forth in SCHEDULE 2.13, neither the Company nor SCI has made or become obligated to make, or will, as a result of the transactions contemplated by this

Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to Subsection (b)(4) thereof).

                  (e) Except as set forth in SCHEDULE 2.13, neither the Company nor SCI is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(a)(ii) of the Code.

                  (f) None of the assets of the Company or of SCI is property which the Company or SCI is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                  (g) The Company and SCI have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax liability within the meaning of Section 6662(d) of the Code.

                  (h) Except as set forth in SCHEDULE 2.13, the Company and SCI are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which the Company is the common parent corporation.

                  (i) Except as set forth in SCHEDULE 2.13, neither the Company nor SCI is a partner or member in or subject to any joint venture, partnership, limited liability company or other arrangement or contract that is or should be treated as a partnership for federal income tax purposes.

                  (j) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by any Governmental Authority, and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

                  SECTION 2.14. COMPLIANCE WITH LAWS. Except as disclosed in the Company Filings, and except for matters that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor SCI is in violation of any applicable provisions of any laws, statutes, ordinances or regulations; provided that no representation or warranty is made in this Section 2.14 with respect to Environmental Laws (as hereafter defined).

                  SECTION 2.15. FINDERS' FEES. Lehman Brothers, Inc. ("Lehman") is entitled to fees and expenses in an amount not to exceed $5,000,000 from the Company by virtue of the transactions contemplated hereby. Except for Lehman, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  SECTION 2.16. ENVIRONMENTAL MATTERS.

                  (a) Except for matters which individually and in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and SCI are in compliance with all applicable Environmental Laws (as defined below); (ii) neither the Company nor SCI has received any written communication that alleges that the Company or SCI is not in compliance in all material respects with all applicable Environmental Laws; (iii) all material permits and other governmental authorizations held by the Company and SCI pursuant to the Environmental Laws are in full force and effect, the Company and SCI are in compliance with all of the terms of such permits and authorizations, and no other permits or authorizations are required by the Company or SCI for the conduct of their respective businesses; and (iv) the management, handling, storage, transportation, treatment, and disposal by the Company and SCI of any Hazardous Materials (as defined below) have been in compliance with all applicable Environmental Laws.

                  (b) Except for Environmental Claims (as defined below) which individually and in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or SCI or against any Person whose liability for any Environmental Claim the Company or SCI has or may have retained or assumed or be liable for either contractually or by operation of law.

                  (c) Except for matters which individually and in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the officers, directors and managerial employees of the Company and SCI, there are no past or present actions or activities by the Company or SCI, including, without limitation, the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or SCI or against any Person whose liability for any Environmental Claim the Company or SCI may have retained or assumed or be liable for either contractually or by operation of law.

                  (d) As used herein, these terms shall have the following meanings:

                           (i) "Environmental Claim" means any and all administrative, regulatory, or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Governmental Authority or other person alleging potential liability arising out of, based on or resulting from the present, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or SCI or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                           (ii) "Environmental Laws" means all applicable federal, state and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders and decrees of any Governmental Authority relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, federal, state and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders and decrees of any Governmental Authority relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                           (iii) "Hazardous Materials" means wastes, substances, PCBs, asbestos, petroleum products or byproducts, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

                  SECTION 2.17. MATERIAL CONTRACTS.

                  (a) SCHEDULE 2.17 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or SCI is a party or may be bound (collectively, the "Company Material Contracts"): (i) each agreement filed as an exhibit to the Company Filings and each agreement that has been entered into since the Company Balance Sheet Date that would be required to be filed as an exhibit to the Company Filings; (ii) each employment, severance, termination, consulting and retirement agreement not otherwise disclosed elsewhere in this Agreement; (iii) each loan agreement, indenture, letter of credit, lease required to be capitalized under GAAP, mortgage, note and other debt instrument evidencing, individually, indebtedness or an annual obligation to pay in excess of Two Hundred Fifty Thousand Dollars ($250,000); and (iv) each other agreement that requires annual payments of more than Two Hundred Fifty Thousand Dollars ($250,000) (other than purchase orders and advertising sales contracts entered into in the ordinary course of business).

                  (b) Except as set forth in SCHEDULE 2.17, all the Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither the Company nor SCI has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for defaults which individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Company Material Contracts have been delivered to Purchaser or made available for inspection.

                  SECTION 2.18. SEVERANCE. Set forth in SCHEDULE 2.18 is a complete and accurate description of all severance payments or other compensation under any Company or SCI severance policy, employment agreement or other commitment to be paid on or after the Closing Date, the amounts due, and the terms under which such amounts are to be paid.

                  SECTION 2.19. INTELLECTUAL PROPERTY. Except as set forth in
SCHEDULE 2.19, the Company and SCI own or possess all rights to use the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes, patents and other similar intangible assets (the "Intellectual Property") maintained, owned, used, held for use or otherwise held or used by the Company and SCI, and all of the rights, benefits and privileges associated therewith material to the conduct of the business of the Company and SCI as currently conducted. To the knowledge of the Company, except as set forth in
SCHEDULE 2.19, neither the Company nor SCI is infringing upon any Intellectual Property right or other legally protectable right of any other Person. The Company and SCI are taking reasonable action to assess, evaluate and correct their hardware, software, embedded microchips and other processing capabilities that they use directly or indirectly, to ensure that they will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

                  SECTION 2.20. PROPERTIES; ASSETS. Except as set forth in
SCHEDULE 2.20, the Company or SCI (a) has good and marketable title to all the assets reflected in the Company Balance Sheet as being owned by the Company or SCI except properties sold or otherwise disposed of since the date thereof in the ordinary course of business, or acquired after the date thereof which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances except (i) Encumbrances arising in connection with those matters set forth on SCHEDULE 2.20, (ii) statutory liens securing payments not yet due, and (iii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (the items described in clauses (i), (ii) and (iii) being "Permitted Encumbrances"), and (b) is the lessee of all leasehold estates reflected in the Company Balance Sheet (except for leases that have expired by their terms since the date thereof) or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and to the knowledge of the Company, each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, lessor. The assets are in such operating condition as to permit the operation of the business of the Company and SCI as being conducted as of the date hereof, constitute all of the assets, rights and properties which are required for the conduct of the business of the Company and SCI as of the date hereof, except for such assets, rights and properties, the lack of which would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 2.21. INSURANCE. SCHEDULE 2.21 contains a list of all insurance policies of title, property, fire, casualty, liability, life, workmen's compensation, business interruption, libel and slander, and other forms of insurance in force at the date hereof with respect to the Company and SCI. All such insurance polices: (a) insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and SCI's properties, businesses and operations; (b) are in full force and effect; and (c) are valid, outstanding, and enforceable. Neither the Company nor SCI has received or given notice of cancellation with respect to any of the material insurance policies.

                  SECTION 2.22. REAL PROPERTY.

                  (a) SCHEDULE 2.22 contains a true, correct and complete list and brief description of each parcel of real property owned by the Company and SCI (the "Owned Real Property"). The Company or SCI has good and marketable title to all such Owned Real Property.

                  (b) SCHEDULE 2.22 contains a true, correct and complete list and brief description of all real property leased by the Company and SCI, all of which are hereinafter referred to as the "Leased Real Property". The Company has made available to Purchaser true, correct and complete copies of all leases of the Leased Real Property (the "Leases"). No option has been exercised under any Lease except options whose exercise has been evidenced by a written document, a true, correct and complete copy of which has been made available to Purchaser with the corresponding Lease.

                  SECTION 2.23. RELATED PARTY TRANSACTIONS.

                  (a) Except as set forth in the Company Filings or as set forth in SCHEDULE 2.23, no beneficial owner of 5% or more of the Company's outstanding equity securities or officer or director of the Company or any Person (other than the Company) in which any such Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or SCI, or (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or SCI, or any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or SCI; excluding any such contract, arrangement, understanding or agreement disclosed in this Agreement.

                  (b) Following the Effective Time, except as set forth in this Agreement, neither the Company nor SCI will have any obligations of any kind to any Related Party except for (i) accrued salary for the pay period commencing immediately prior to the Effective Time and (ii) the obligations set forth in the Company Filings.

                  SECTION 2.24. DISCLOSURE.

                  (a) No representation or warranty of the Company herein and no information contained or referenced in a Schedule delivered by the Company to the Purchaser pursuant hereto or in any other document subsequently delivered by the Company to Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                  (b) At the time the Company Proxy Statement (as defined in
Section 4.8) or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this
Section 2.24(b) shall not apply to statements in, or omissions from, the Company Proxy Statement based upon information furnished to the Company, or omitted therefrom, by Purchaser for use therein, or in information concerning Purchaser or any of its affiliates that is incorporated therein, all with the prior written consent of Purchaser.

                  SECTION 2.25. NO OTHER REPRESENTATIONS. Neither the Company nor any Person affiliated therewith shall be deemed to have made to Purchaser or any other Person affiliated therewith any representation or warranty in connection with this Agreement or the transactions contemplated hereby other than as expressly set forth in this Article 2. Neither the Company nor any Person affiliated therewith makes any representation or warranty regarding any projections, estimates, budgets or forward-looking information heretofore delivered to or made available to Purchaser or any other Person regarding future revenues, expenses or expenditures, future results of operations or, except as expressly set forth in this Article 2, any other information or documents made available to Purchaser or any other Person with respect to the Company or SCI.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  Purchaser represents and warrants to the Company that:

                  SECTION 3.1. CORPORATE EXISTENCE AND POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all corporate powers required to carry on its business as now conducted. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, an Purchaser Material Adverse Effect. For purposes of this Agreement, an "Purchaser Material Adverse Effect" means a material adverse effect, on the assets, liabilities, business, operations, condition (financial or otherwise), or results of operations of Purchaser, or on the ability of Purchaser to perform its obligations hereunder.

                  SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby are within Purchaser's corporate powers subject to the conditions set forth in this Agreement, and have been duly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors rights and by the availability of equitable remedies.

                  SECTION 3.3. GOVERNMENTAL AUTHORIZATION.

                  (a) The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby by Purchaser require no action by or in respect of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements under the Communications Act and the rules, regulations and policies of the FCC;
(c) compliance with any applicable laws, rules, regulations, practices, and orders of any PUCs or similar state regulatory bodies; (d) compliance with any applicable federal securities laws, state securities or Blue Sky laws or state takeover laws; and (e) such actions by or filings with Governmental Authorities, the failure of which to obtain or make would not reasonably be expected to: (1) have, individually or in the aggregate, a Purchaser Material Adverse Effect; (2) impair the ability of Purchaser to perform its obligations under this Agreement; or (3) prevent the consummation of the transactions contemplated by this Agreement.

                  (b) Purchaser will be fully qualified under the Communications Act and applicable rules, regulations, practices and policies of the FCC and any comparable state law to be a licensee under the Company Licenses granted by the FCC and the Company State Certificates, and to be approved as an assignee of the Company Licenses and the Company State Certificates. Purchaser knows of no reason why the FCC or any State Authority will not grant its consent to the transfer of control of the Company Licenses and the Company State Certificates to Purchaser. Neither Purchaser, nor any "real party in interest" (as defined by Section 22.13 of the FCC's rules) (i) has had the FCC or any State Authority deny an application for an authorization or revoke any authorization granted to it; or (ii) has been the subject of an investigation by the FCC or any State Authority.

                  SECTION 3.4. NON-CONTRAVENTION. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not: (a) contravene or conflict with the Articles of Incorporation or Bylaws of Purchaser; or (b) except for any such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have, an Purchaser Material Adverse Effect, (i) assuming compliance with the matters referred to in Section 3.3 and the adoption of the Opt-Out Amendment by the Company and its stockholders, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or instrument binding upon or applicable to Purchaser or any of its properties or assets; (ii) result in a violation or breach of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under any provision of any agreement, contract or other decree binding upon Purchaser or to which Purchaser is a party or by which it is affected or any license, franchise, permit or other similar authorization held by Purchaser an or to which Purchaser an is a party or by which it is affected; or (iii) result in the creation or imposition of any Encumbrance on any asset of Purchaser.

                  SECTION 3.5. FINANCIAL STATEMENTS. Purchaser has delivered to the Company audited consolidated financial statements for the fiscal year ended December 31, 1997, of Purchaser's indirect parent, Dobson Communications Corporation ("DCC"), and unaudited consolidated interim financial statements of DCC for its fiscal quarter ended June 30, 1998 (the "Purchaser Financial Statements").

                  SECTION 3.6. FINDERS' FEES. Morgan Stanley Dean Witter & Co. is entitled to fees from Purchaser by virtue of the transactions contemplated hereby. Except for Morgan Stanley Dean Witter & Co., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                  SECTION 3.7. FINANCING. Purchaser has delivered to the Company true and complete copies of all commitment letters (the "Commitment Letters") entered into by Purchaser in order for Purchaser to perform its obligations under this Agreement. Between the date hereof and the Effective Time, Purchaser shall keep the Company reasonably informed of the status of the financings contemplated by the Commitment Letters.

                  SECTION 3.8. DUE DILIGENCE INVESTIGATION. Purchaser has had an opportunity to discuss the business, management, operations and finances of the Company and SCI with officers and employees of the Company and has had an opportunity to inspect the facilities of the Company and SCI. Purchaser has made its own independent investigation of the Company. In executing this Agreement and consummating the transactions contemplated hereby, Purchaser has relied solely on the written representations and warranties of the Company set forth in
Article 2, and has not relied on any other information provided by or on behalf of the Company.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

                  SECTION 4.1. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement, the Company will, and the Company will cause SCI to, hold, and will use their reasonable best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all non-public documents and information concerning Purchaser furnished to the Company and identified as confidential in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by the Company, (b) in the public domain through no fault of the Company or (c) later lawfully acquired by the Company from sources other than Purchaser (not owing a duty of confidentiality to Purchaser); provided that the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents, in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The Company's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company will cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Purchaser, upon request, all documents and other materials, and all copies thereof, obtained by the Company or on its behalf from Purchaser in connection with this Agreement that are subject to such confidence. The Company shall be responsible for the breach by any of its officers, directors, employees, accountants, counsel, consultants, advisors or agents of any confidentiality obligation. Notwithstanding the foregoing, the Company shall have the right to disclose any information regarding the Purchaser in the Company Proxy Statement to the extent required by applicable law.

                  SECTION 4.2. CONDUCT OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that Purchaser shall otherwise consent in writing) as follows:

                  (a) The Company shall and shall cause SCI to carry on their respective businesses in the ordinary course and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time;

                  (b) The Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or SCI; or (iv) commit to any of the actions described in clauses (i)-(iii) of this subsection (b). It is understood that the foregoing shall not prevent the Company from taking any action required by the terms of the Company Options;

                  (c) The Company shall not, nor shall it permit SCI to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, other than (i) the issuance of shares of Company Common Stock in connection with the transfer of outstanding Class B Shares or upon the exercise of Company Options, and (ii) issuance by SCI of its capital stock to the Company;

                  (d) The Company shall not amend or propose to amend its Articles of Incorporation or Code of Regulations except the Opt-Out Amendment and as may be necessary to accomplish the transactions contemplated by this Agreement on the terms and conditions of this Agreement;

                  (e) The Company shall promptly provide Purchaser copies of all filings made by the Company or SCI with any Governmental Authority whether or not related to this Agreement or the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement;

                  (f) The Company shall not and shall cause SCI not to enter into, adopt, amend in any material respect (except as may be required by law) or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Company or SCI and one or more of its directors or officers, except in the ordinary course of business consistent with past practice that, in the aggregate, does not result in a material increase in benefits or compensation expense to the Company or SCI;

                  (g) The Company shall not, and shall cause SCI not to (i) increase the periodic compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement and disclosed in SCHEDULE 2.12 or SCHEDULE 2.18) to, or enter into any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt any employee benefit plan or arrangement, except as may be required by applicable law;

                  (h) Except for the acquisition of the license and any related assets for the Pennsylvania 2 market, the Company shall not, and shall cause SCI not to, acquire or agree to acquire, by merging or consolidation with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory, supplies, equipment and other similar assets in the ordinary course of business and consistent with past practice) in the case of asset purchases which are material in the aggregate to the Company and SCI, taken as a whole, or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth and described in budgets made available to Purchaser;

                  (i) The Company shall not, and shall cause SCI not to, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of or permit any Encumbrance to be placed or come into existence upon, any of its material assets except for (i) Permitted Encumbrances, (ii) the grant of purchase money security interests, (iii) dispositions of inventory in the ordinary course of business and consistent with past practice and (iv) dispositions of equipment which is replaced with other equipment with greater or equal value and utility;

                  (j) The Company shall not, and shall cause SCI not to, (i) change any of its methods of accounting in effect on the Company Balance Sheet Date, or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed Five Hundred Thousand Dollars ($500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by applicable law or GAAP;

                  (k) The Company shall not, and shall cause SCI not to, incur any obligation for borrowed money other than purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business under existing loan agreements or capitalized leases, or prepay, before the scheduled maturity thereof, any of its long-term debt;

                  (l) Except for the acquisition of the license and any related assets for the Pennsylvania-2 market, the Company shall not, and shall cause SCI not to, acquire any ownership interest in or make any other investment in any other Person (other than a wholly-owned Subsidiary) or enter into or establish any joint venture;

                  (m) The Company shall not, and shall cause SCI not to, enter into any transaction with any Related Party or beneficiary of any Related Party, or any Person known by the Company to be an affiliate of any of them;

                  (n) The Company shall, and the Company shall cause SCI to, obtain and maintain in full force and effect all approvals, consents, permits, licenses and other authorizations, and any renewals thereof, from the FCC and any appropriate PUCs reasonably necessary or required for the continued operation of the Company's and SCI's businesses, and when such approvals, consents, licenses or other authorizations are necessary or required; and

                  (o) The Company shall not, and shall cause SCI not to, agree in writing or otherwise to do any of the foregoing.

                  SECTION 4.3. ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company will provide Purchaser, its counsel, financial advisors, auditors and other authorized representatives reasonable supervised access during normal business hours to the offices, properties, books and records of the Company and of SCI and will furnish to Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's and SCI's employees, counsel and financial advisors to cooperate with Purchaser in its investigation of the business of the Company and of SCI.

                  SECTION 4.4. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Purchaser of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 2.11 or that relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.5. HSR ACT FILING. As soon as practicable after the date of this Agreement, the Company shall file with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") any applicable notification and report or similar required form and shall file any supplemental information that may be requested in connection therewith pursuant to the HSR Act, which report and notification form and supplemental information has complied or will comply in all material respects with the requirements of the HSR Act.

                  SECTION 4.6. FEDERAL AND STATE REGULATORY FILINGS. As soon as practicable after the date of this Agreement, the Company shall file with any other Governmental Authority, any and all required filings regarding the transactions contemplated by this Agreement, and shall file any supplemental information that may be requested in connection therewith, which filings and supplemental information has complied or will comply in all material respects with statutory or regulatory requirements relating thereto.

                  SECTION 4.7. NEGOTIATIONS WITH OTHERS. The Company shall not (and shall cause each affiliate, employee, officer, director, shareholder, agent or other Person acting on or purporting to act on its behalf not to) solicit any other Person (other than Purchaser and its officers, directors, affiliates and representatives) regarding a possible sale of all or substantially all of the Company's stock, assets or business, whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets outside the ordinary course of business, or otherwise, (an "Acquisition Proposal"). None of the Company or any affiliate, employee, officer, director, shareholder, agent or other person acting on its behalf has any agreement, arrangement or understanding with respect to any Acquisition Proposal, and each of them shall (a) cease and cause to be terminated any and all current discussions regarding any Acquisition Proposal and (b) notify Purchaser if any Acquisition Proposal, or any inquiry or contact with any person with respect thereto, is made, and disclose to Purchaser the substance thereof.

                  SECTION 4.8. STOCKHOLDER MEETINGS; PROXY MATERIAL.

                  (a) The directors of the Company shall submit this Agreement, the Merger, and the transactions contemplated hereby for approval ("Merger Approval") by the Company's stockholders and the Company shall cause (i) a meeting of its stockholders (the "Opt-Out Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on an amendment to the Company's Code of Regulations to provide that Section 1701.831 of the Ohio Law (pertaining to control share acquisitions) shall not apply (the "Opt-Out Amendment"), and (ii) a meeting of its stockholders (the "Company Merger Meeting" and, together with the Opt-Out Meeting, the "Company Stockholder Meetings") to be duly called and held as soon as reasonably practicable for the purpose of voting on the Merger Approval.

                  (b) In connection with the Company Stockholder Meetings, the Company (i) as soon as reasonably practicable, will take steps to prepare and mail to its stockholders a proxy or information statement of the Company (the "Company Proxy Statement") and all other proxy materials for such meeting; (ii) subject to Section 4.8(c), will use its reasonable best efforts to obtain the requisite vote of stockholders in favor of the Opt-Out Amendment and the Merger Approval, and (iii) otherwise will comply with all legal requirements applicable to such meeting. Purchaser shall have the right to review the Company Proxy Statement and other proxy materials before the mailing thereof to the Company's stockholders. Without limiting the generality of the foregoing, the Company and Purchaser shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance that should be described in an amendment of, or supplement to, the Company Proxy Statement.

                  (c) The Board of Directors of the Company may withdraw or modify, or propose to withdraw or modify, its approval or recommendation of this Agreement or the Merger if it determines in good faith, after consultation with counsel, that it is necessary or advisable to do so in order to comply with its fiduciary duties to the Company's stockholders.

                  (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the opinion of the Board of Directors of the Company, after consultation with counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders.

                                    ARTICLE 5
                             COVENANTS OF PURCHASER

                  SECTION 5.1. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement, Purchaser will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all non-public documents and information concerning the Company and SCI furnished to Purchaser in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Purchaser, (b) in the public domain through no fault of Purchaser or (c) later lawfully acquired by Purchaser from sources other than the Company; provided that Purchaser may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Purchaser of the confidential nature of such information and are directed by Purchaser to treat such information confidentially. Purchaser's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Purchaser will, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Purchaser or on its behalf from the Company in connection with this Agreement that are subject to such confidence. The Purchaser shall be responsible for the breach of any of its officers, directors, employees, accountants, counsel, consultants, advisors or agents of any confidentiality obligation. Notwithstanding the foregoing, Purchaser and its affiliates shall have the right to disclose any and all such information regarding the Company and SCI in connection with Purchaser's financing requirements, including, without limitation, customary disclosures made in connection with public high yield debt financings, and the Company will provide, and cause its employees, auditors and agents to provide, reasonable cooperation in connection with such financings, including any necessary consents of the Company's auditors to include their report on the Company's audited financial statements in such customary disclosures.

                  SECTION 5.2. FILINGS. Purchaser shall promptly provide the Company copies of all filings made by Purchaser with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

                  SECTION 5.3. NOTICES OF CERTAIN EVENTS. Purchaser shall promptly notify the Company of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Purchaser that would materially delay or impair the consummation of the transactions contemplated by this Agreement; and

                  (d) any breach of any representation, warranty or covenant of the Company that Purchaser determines may exist based upon information provided to Purchaser or through its own investigation.

                  SECTION 5.4. EMPLOYEE BENEFITS. For one year after the Effective Time, Purchaser shall provide the eligible employees of the Company and its Subsidiaries with employment benefits, including but not limited to, health benefits, dental benefits, life insurance and disability benefits, medical reimbursement benefits, 401(k) plan benefits, deferred compensation and similar benefits, vacation benefits, severance benefits and the like that are materially no less favorable, in the aggregate, than the benefits provided to eligible employees by the Company on the date of this Agreement. Purchaser shall pay any severance, change of control or similar payments contemplated herein to employees and directors of the Company and SCI, if any, who are entitled thereto pursuant to agreements or plans of the Company or SCI existing as of the date of this Agreement and disclosed to Purchaser in SCHEDULE
2.12 or in SCHEDULE 2.18.

                  SECTION 5.5. INDEMNIFICATION.

                  (a) The Company shall, and Purchaser shall cause the Company to, honor any obligation of the Company immediately prior to the Effective Time to indemnify and hold harmless the present and former officers and directors of the Company and of SCI (the "Indemnitees") to the full extent allowed by the Company's Articles of Incorporation and Code of Regulations or the Ohio Law in effect immediately prior to the Effective Time.

                  (b) The Company shall, and Purchaser shall cause the Company to, indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including without limitation derivative actions, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement to the full extent allowed by law.

                  (c) To the full extent allowed by the Company's Articles of Incorporation and Code of Regulations or the Ohio Law in effect immediately prior to the Effective Time, the Company shall, and Purchaser shall cause the Company to, pay expenses as incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee was not entitled to indemnification as provided in this Section 5.5.

                  (d) The Company shall, and Purchaser shall cause the Company to, reimburse all expenses, including reasonable attorneys' fees, incurred by any person required to enforce the indemnity and other obligations of the Company and Purchaser under this Section 5.5.

                  (e) For three years after the Effective Time, the Company shall, and Purchaser will cause the Company to, maintain in effect officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnitee on terms with respect to coverage and amounts roughly comparable to the coverage and amounts currently provided by the Company's policy as of the date of this Agreement.

                  (f) The rights under this Section 5.5 shall be in addition to any other rights under applicable law or otherwise. This Section 5.5 shall survive the consummation of the transactions contemplated hereby.

                  SECTION 5.6. HSR ACT FILING. As soon as practicable after the date of this Agreement, Purchaser shall file with the FTC and DOJ any applicable notification and report or similar required form, has paid or shall pay any required filing fee in connection therewith (as its sole and separate expense), and shall file any supplemental information which may be requested in connection therewith pursuant to the HSR Act, which report and notification form and supplemental information has complied or will comply in all material respects with the requirements of the HSR Act.

                  SECTION 5.7. FEDERAL AND STATE REGULATORY FILINGS. As soon as practicable after the date of this Agreement, Purchaser shall file with any other Governmental Authority, any and all required filings regarding the transactions contemplated hereby and shall file any supplemental information that may be requested in connection therewith, which filings and supplemental information has complied or will comply in all material respects with statutory or regulatory requirements relating thereto.

                  SECTION 5.8. COMPANY INDENTURE. Prior to or at the Effective Time, Purchaser shall have purchased the Company's outstanding 11 1/2% Senior Notes due October 1, 2006 (the "Senior Notes"), obtained waivers from the holders thereof or otherwise assured that the terms and conditions of the Indenture permit the consummation of the Merger.

                                    ARTICLE 6
                     COVENANTS OF THE COMPANY AND PURCHASER

                  The parties hereto agree that:

                  SECTION 6.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company and Purchaser will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                  SECTION 6.2. COOPERATION; CERTAIN FILINGS.

                  (a) The Company and Purchaser shall cooperate with each other
(a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                  (b) As soon as practicable after the date of this Agreement, the Company and Purchaser shall prepare and make all filings (the "Regulatory Filings") required to be made with the FCC pursuant to the Communications Act and with any State Authority as are required to permit the consummation of the transactions contemplated by this Agreement and shall thereafter promptly make any additional or supplemental submissions required or requested by the FCC and any such State Authority. With respect to Regulatory Filings, counsel to the Company shall be responsible for preparing, with the advice and consent of counsel to Purchaser, the transferor's portion of the submissions with respect to the Company Licenses, and counsel to Purchaser shall be responsible for preparing, with the advice and consent of counsel to the Company, the transferee's portion of such submissions. All filing fees associated with the filing of Regulatory

Filings pursuant to this Section 6.2(b) shall be shared equally by the Company and Purchaser. Each party shall bear its own counsel fees in connection with the Regulatory Filings.

                  (c) Purchaser shall not assume, either directly or indirectly, de jure or de facto control of the Company without the prior consent of the FCC and any State Authority of competent jurisdiction.

                  SECTION 6.3. PUBLIC ANNOUNCEMENTS. Neither the Company nor Purchaser will issue any press release or make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party, except as may be required by applicable law (including, without limitation, to the extent required in the Company Proxy Statement), any listing agreement with any national securities exchange or in connection with Purchaser's financing requirements, including, without limitation, customary disclosures made in connection with public high yield debt financings. Purchaser and the Company shall consult with each other concerning, and endeavor in good faith to agree on, the content of any such required announcement or disclosure.

                                    ARTICLE 7
                            CONDITIONS TO THE CLOSING

                  SECTION 7.1. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND PURCHASER. The obligations of the Company and Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) any applicable waiting period under the HSR Act shall have expired or terminated;

                  (b) the transactions contemplated by this Agreement shall have been approved by any Governmental Authority or self-regulatory body the approval of which is required to permit the consummation thereof without the imposition of any condition, requirement or commitment that would reasonably be expected to have a Company Material Adverse Effect;

                  (c) The FCC shall have issued a Final Order (as defined below) granting the FCC's consent to the transfer of control of the Company Licenses granted by the FCC to Purchaser. For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (iii) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated hereby;

                  (e) no court, arbitrator or Governmental Authority shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated hereby or the effective operation of the business of the Company or SCI, after the Effective Time;

                  (f) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the transactions contemplated hereby, including but not limited to the FCC and any other federal regulatory agency or regulatory agency in any state in which the Company, SCI or Purchaser do business, shall have been completed; and

                  (g) this Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

                  SECTION 7.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

                  (a) The representations and warranties of the Company set forth in Article 2 shall be true and correct in all respects (except that those representations and warranties that do not contain materiality qualifiers shall be true and correct in all material respects) as of the Closing with the same effect as though made on and as of the date of the Closing;

                  (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time;

                  (c) Purchaser shall have received a certificate dated as of the date of the Closing and signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions to Purchaser's obligations set forth in Sections 7.2(a) and (b) have been satisfied;

                  (d) Purchaser shall have received from Harrington, Hoppe & Mitchell, Ltd., special counsel to the Company, and Bryan Cave LLP, special FCC counsel to the Company, written opinions, dated as of the Effective Time and substantially in the respective forms contained in Exhibits A and B attached hereto or otherwise in form and substance reasonably satisfactory to Purchaser;

                  (e) There shall not have occurred any Company Material Adverse Effect from the Company Balance Sheet Date to the Effective Time;

                  (f) All consents required of third parties in respect of Company Material Contracts shall have been obtained except for such consents, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect;

                  (g) The shares owned by stockholders of the Company who have exercised their dissenters rights under Ohio Law shall constitute not greater than five percent (5%) of the outstanding shares of the Company Common Stock on the Closing Date;

                  (h) Holders of at least two-thirds of the outstanding Company Options shall have consented to receive cash for such Company Options in accordance with the provisions of Section 1.5; and

                  (i) The Stockholders' Agreement and Registration Rights Agreement, each dated June 20, 1997 among the Company, J. D. Williamson, II, W.
P. Williamson, III and Boston Ventures Limited Partnership V, as amended, the Employment Agreements referenced in SCHEDULE 2.12(d) (other than Jeff Hill's Employment Agreement) and any agreement between the Company or SCI and Boston Ventures Limited Partnership V or any of its affiliates shall have been terminated without cost or obligation to the Company other than as set forth in this Agreement, and Purchaser shall have received written confirmation thereof.

                  SECTION 7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

                  (a) The representations and warranties of Purchaser set forth in Article 3 shall be true and correct in all respects (except that those representations and warranties that do not contain materiality qualifiers shall be true and correct in all material respects) as of the date of the Closing;

                  (b) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time;

                  (c) The Company shall have received a certificate dated as of the date of the Closing and signed on behalf of Purchaser by the Chief Executive Officer and Chief Financial Officer of Purchaser to the effect that the conditions to the Company's obligations set forth in Sections 7.3(a) and (b) have been satisfied;

                  (d) The Company shall have received from Jones, Day, Reavis & Pogue, special counsel for Purchaser, and Pate, Kempf & Knarr, corporate counsel for Purchaser, written opinions dated as of the Effective Time and substantially in the forms contained in Exhibits C and D attached hereto or otherwise in form and substance reasonably satisfactory to the Company; and

                  (e) All conditions of the Indenture to permit the consummation of the Merger shall have been satisfied or waived by the holders of the Senior Notes, and all actions required by or in respect of the Indenture to be taken prior to or at the Effective Time in connection with the Merger shall have been taken.

                                    ARTICLE 8
                                   TERMINATION

                  SECTION 8.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the filing of the certificate of merger:

                  (a) by mutual written consent of the Company and Purchaser;

                  (b) by the Company or Purchaser, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Purchaser from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                  (c) by the Company or Purchaser if the Effective Time shall not have occurred on or before March 31, 1999; provided, that, no party may terminate this Agreement under this Section 8.1(c) if such party's breach of this Agreement has caused or resulted in the failure of the Effective Time to occur on or before such date;

                  (d) by the Company if (i) the condition specified in Section 7.3(a) has not been satisfied or waived, or (ii) Purchaser has breached or failed to perform, in any material respect, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Purchaser and Purchaser has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Company within 30 days after receipt of such notice; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if the Company is in breach of this Agreement in any material respect;

                  (e) by Purchaser if (i) the condition specified in Section 7.2(a) has not been satisfied or waived, or (ii) the Company has breached or failed to perform, in any material respect, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to the Company and the Company has failed to cure or otherwise resolve the same to the reasonable satisfaction of Purchaser within 30 days after receipt of such notice; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Purchaser if (x) Purchaser is in breach of this Agreement in any material respect or (y) the financing under any of the commitment letters referred to in Section 3.7 (or comparable commitments in an amount adequate to consummate the Merger) is no longer available to Purchaser otherwise than as the result of the Company's breach or failure referred to in clause (i) or (ii) or the fact that the requisite vote of the stockholders of the Company under the Ohio Law for the approval of this Agreement, the Merger and the transactions contemplated by this

Agreement shall not have been obtained at the meeting (or any adjournment thereof) called for such purpose; and

                  (f) by Purchaser if the requisite vote of the stockholders of the Company under the Ohio Law for the approval of this Agreement, the Merger and the transactions contemplated by this Agreement shall not have been obtained at the meeting (or any adjournment thereof) called for such purpose.

                  Any action under this Section 8.1 may be taken by Purchaser or the Company by the Company's Board of Directors. The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d), (e) or (f) shall give written notice of such termination to the other party in accordance with Section 9.1.

                  SECTION 8.2. TERMINATION FEES. In recognition of the considerable time and expense that the parties have expended and will expend in entering into this Agreement, and pursuing the transactions contemplated hereby, the following fees shall be payable and shall accrue in the event of termination of this Agreement:

                  (a) To the extent this Agreement is terminated solely pursuant to Sections 8.1(a), (b) or (c), no termination fees shall be payable to any party, and this Agreement shall become void and of no effect with no liability on the part of any party hereto (or any of its directors, officers, employees, agents, or representatives); provided, that no such termination shall relieve any party hereto from any liability under Sections 4.1, 5.1 or 9.4.

                  (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d), the Escrow Agent shall deliver the Liquidated Damages Amount to the Company in accordance with the provisions of the Escrow Agreement and Section 1.9, which Liquidated Damages Amount shall be the Company's sole and exclusive recourse upon termination of this Agreement pursuant to Section 8.1(d).

                  (c) In the event that this Agreement is terminated by Purchaser pursuant to Section 8.1(e), Purchaser shall have the right to seek money damages from the Company not to exceed $25,000,000.

                  (d) In the event that this Agreement is terminated by Purchaser solely pursuant to Section 8.1(f), the Company shall promptly pay to Purchaser as liquidated damages and not as a penalty an amount equal to $12,500,000. The liquidated damages provided for in this Section 8.2(d) shall be Purchaser's sole and exclusive remedy against the Company (Purchaser being free to pursue any rights it may have under the Voting Agreement against the stockholder parties thereto) upon termination of this Agreement pursuant to
Section 8.1(f).

                  SECTION 8.3. PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to this Article 8, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, provided that the agreements contained in Sections 4.1 (Confidentiality (by the Company)), 5.1 (Confidentiality (by Purchaser)), 6.3 (Public Announcements) and 9.4 (Expenses) shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.

                                    ARTICLE 9
                                  MISCELLANEOUS

                  SECTION 9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  If to Purchaser, to:      Dobson Communications Corporation
                                            13439 N. Broadway Extension
                                            Suite 200
                                            Oklahoma City, OK  73114
                                            Attention:  Everett Dobson, President
                                            Telecopy:  (405) 391-8515
                                            Phone:  (405) 391-8500

                  With a copy to:           Edwards & Angell, LLP
                                            One Bank Boston Plaza
                                            Providence, RI  02903-2499
                                            Attention:  David K. Duffell, Esq.
                                            Telecopy:  (401) 276-6611
                                            Phone:  (401) 276-6586

                  If to the Company, to:    Sygnet Communications, Inc.
                                            6550 Seville Drive, Suite B
                                            Canfield, OH  44406
                                            Attention:  Albert H. Pharis, Jr., President
                                            Telecopy: (330) 565-5379
                                            Phone: (330) 565-9500

                  With a copy to:           Bryan Cave LLP
                                            700 13th Street, N.W.
                                            Washington, D.C.  20005
                                            Attention: William F. Bavinger, Esq.
                                            Telecopy: (202) 508-6037
                                            Phone: (202) 508-6037

or such other address or telecopy number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.1 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.1.

                  SECTION 9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. If this Agreement is not terminated pursuant to Section 8.1, the representations and warranties and agreements of the Company contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, provided that covenants that by their nature are to be performed after the Effective Time shall in any such case survive.

                  SECTION 9.3. AMENDMENTS; NO WAIVERS.

                  (a) Any provision of this Agreement may be amended or waived prior to the filing of the certificate of merger if, and only if, such amendment or waiver is in writing and signed by the directors of the Company and Purchaser or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.4. EXPENSES. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided in this Agreement, each party hereto shall pay its own legal, accounting and investment banking fees, costs and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

                  SECTION 9.5. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. Except for that certain confidentiality agreement between the Company and Dobson Communications Corporation dated May 8, 1998, all prior negotiations and agreements between the parties hereto relating to the subject matter of this Agreement are superseded by this Agreement and as of the date of this Agreement there are no representations, warranties, understandings or agreements, whether written or oral, expressed or implied, other than those specifically set forth herein. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.6. WAIVERS. Any failure by any of the parties hereto to comply with any of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition.

                  SECTION 9.7. FURTHER ACTIONS. Each of the parties agrees to cooperate fully in the effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

                  SECTION 9.8. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws and not the conflicts of laws provisions of the State of Ohio.

                  SECTION 9.10. EXCLUSIVE JURISDICTION. The Company and Purchaser agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in the Federal District Court for the Northern District of Ohio, Eastern Division, or an Ohio state court located in Mahoning County, Ohio, which shall be the exclusive jurisdiction and venue of said legal proceedings, and each of the Company and Purchaser consents to the personal jurisdiction of such courts and waives any objection that such party may now or hereafter have to the personal jurisdiction of such courts or the laying of venue of any such action, suit or proceeding.

                  SECTION 9.11. DISCLOSURE SCHEDULES. Notwithstanding anything herein to the contrary, any matter disclosed in any Schedule shall be deemed to be disclosed in all Schedules regardless of whether such matter is specifically cross-referenced. The disclosure of any matter in a Schedule is not to be deemed determinative of or an indication that such matter is material to the operations of the Company or Purchaser, as the case may be.

                  SECTION 9.12. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to the Company and Purchaser when each shall have received counterparts of this Agreement signed by the other.

                  SECTION 9.13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.14. INCORPORATION OF SCHEDULES AND EXHIBITS. All Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 9.15. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.16. SPECIFIC PERFORMANCE. The parties recognize and acknowledge that in the event the Company shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the Purchaser. The parties, therefore, agree and acknowledge that in the event the Company fails to perform its obligations under this Agreement prior to Closing, Purchaser shall be entitled to specific performance of the terms of this Agreement and of the covenants and obligations hereunder, provided that Purchaser shall not be entitled to terminate this Agreement pursuant to
Section 8.2(c) based upon any breach or failure with respect to which specific performance is granted, and not subsequently reversed, by a court of competent jurisdiction.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE.]

                  IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            SYGNET WIRELESS, INC.


                                            By:
                                                 -------------------------------
                                                 Name: Albert H. Pharis, Jr.
                                                 Title: President



                                            FRONT NINE OPERATING COMPANY


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                         List of Schedules and Exhibits
                                     to the
                          Agreement and Plan of Merger
                                   dated as of
                                  July 28, 1998
                                      among
                              SYGNET WIRELESS, INC.
                                       and
                          FRONT NINE OPERATING COMPANY


LIST OF EXHIBITS:

Exhibit A         Form of Opinion of the Company's Counsel
Exhibit B         Form of Opinion of the Company's FCC Counsel
Exhibit C         Form of Opinion of Purchaser's Special Ohio Counsel
Exhibit D         Form of Opinion of Purchaser's Corporate Counsel

LIST OF SCHEDULES:

Schedule 2.2      Liens on Capital Stock of Sygnet Communications Inc.
Schedule 2.5(c)   Licenses and Permits
Schedule 2.6      Conflicts
Schedule 2.7(a) Record and Beneficial Owners Class A and Class B Common Stock and Optionholders
Schedule 2.7(b)   Company Options
Schedule 2.7(c)   Other Options and Rights to Acquire Stock
Schedule 2.10     Certain Changes
Schedule 2.12     Employee Benefit Plans
Schedule 2.13     Taxes
Schedule 2.17     Material Contracts
Schedule 2.18     Severance
Schedule 2.19     Intellectual Property
Schedule 2.20     Properties; Assets - Title Exceptions
Schedule 2.21     Insurance
Schedule 2.22     Real Property
Schedule 2.23     Related Party Transactions

         The Company agrees to furnish to the Commission upon request a copy of any of the exhibits or schedules referenced herein.